EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Phillips Edison Grocery Center REIT II, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2016, relating to the consolidated financial statements and financial statement schedule of Phillips Edison Grocery Center REIT II, Inc. appearing in the Annual Report on Form 10-K of Phillips Edison Grocery Center REIT II, Inc. for the year ended December 31, 2015.

/S/ Deloitte & Touche LLP

Cincinnati, Ohio

August 3, 2016